EXHIBIT 99.1

FIRSTBANK NW CORP.                                      CONTACT: Larry K. Moxley
1300 16th Avenue                                                 Exec. VP & CFO
CLARKSTON, WA  99403                                             (509) 295-5100
NEWS RELEASE
================================================================================
         FIRSTBANK NW CORP. REPORTS FISCAL YEAR END NET INCOME UP 44.1%,
         ---------------------------------------------------------------

                     ASSET GROWTH OF 14.4% TO $801.1 MILLION
                     ---------------------------------------

CLARKSTON, WA - May 27, 2005 - FirstBank NW Corp. (Nasdaq: FBNW), the holding company for FirstBank Northwest, today reported fiscal year 2005 net income of $6.28 million and total assets of $801.1 million, representing an increase of 44.1% in net income and 14.4% in total assets. "The year was highlighted by exceptional growth from the markets in Boise and Coeur d'Alene, Idaho and Spokane, Washington, which are our targeted growth markets," said Clyde E. Conklin, President and Chief Executive Officer. Total loans receivable grew 22.4%, from $459.1 million at March 31, 2004 to $562.1 million at March 31, 2005. "Additionally," Conklin noted, "the core processing system conversion was completed in December 2004, and the network and other systems were fully integrated during the year, which essentially completed the systems integration of Oregon Trail Financial Corp., and its subsidiary, Pioneer Bank, with FirstBank NW Corp., and its subsidiary, FirstBank Northwest." The merger closed on October 31, 2003. Conklin went on to note "the merger was large and complex, which required substantial dedication of resources for a successful execution. We have essentially rebuilt the Bank's systems, policies and processes in order to facilitate future growth. Our major compliance initiative for fiscal year 2006 are the provisions regarding internal control over financial reporting in the Sarbanes-Oxley Act of 2002. We will also reinforce our compliance with Bank Secrecy Act (BSA) and Customer Identification Program (CIP) regulations." It is expected that FirstBank will become an accelerated filer as of March 31, 2006. "We will remain focused on earnings growth and balance sheet growth as we continue to implement these new requirements," stated Conklin.

Income was enhanced through increased net interest income from a growing loan portfolio and a full year of combined operations after the October 31, 2003 merger of Pioneer Bank. Net interest income, after provision for loans losses, was $25.8 million for the year ended March 31, 2005, compared to $17.1 million for the year ended March 31, 2004. Income was also enhanced by a stable net interest margin of 4.38% on March 31, 2005, compared to 4.28% on March 31, 2004. Non-interest income was $6.0 million for the year ended March 31, 2005, compared to $5.5 million for the year ended March 31, 2004. "While gain on sale of loans was down from $2.2 million for the year ended March 31, 2004 to $1.1 million for the year ended March 31, 2005, we did increase other fees, service charges, and other non-interest income from $3.3 million for the year ended March 31, 2004 to $4.9 million for the year ended March 31, 2005," said Larry K. Moxley, Chief Financial Officer.

Non-interest expenses increased $6.4 million, or 38.1%, from $16.8 million for fiscal year 2004 to $23.1 million for fiscal year 2005. Compensation and benefits totaled $14.0 million, or 60.7% of total non-interest expense for the fiscal year ended March 31, 2005 as compared to $10.1 million, or 60.2% of total non-interest expense for the fiscal year ended March 31, 2004. FirstBank's efficiency ratio improved from 68.9% for the year ended March 31, 2004 to 65.9% for the year ended March 31, 2005 because net interest income and non-interest income increased faster than non-interest expense.

Net income, after tax, for the year ended March 31, 2005 was $6.28 million, or $2.09 per share on 2,997,630 diluted shares outstanding, compared to net income of $4.36 million, or $2.12 per share on 2,055,635 diluted shares for the year ended March 31, 2004.

"We continue to make significant progress towards a balance sheet structure typical to commercial banking," said Conklin. "The total loan portfolio, including loans held for sale, is $575.8 million in which commercial loans represent 46.3%, agricultural loans 7.3%, construction loans 12.0%, consumer loans 13.3%, residential real estate loans 20.4%, and loans held for sale 0.7%. The construction loan portfolio increased from $44.5 million at March 31, 2004 to $69.1 million at March 31, 2005. Total construction loans originated during fiscal year 2005 were $171.6 million. Additionally, commercial/agricultural loan production remained strong, with the Spokane loan production office originating $22.4 million in new loans, the Coeur d'Alene Loan Center originating $33.7 million, the Baker City Loan Center originating $18.1 million, the Lewiston Loan Center originating $49.5 million, and the Boise Loan Center originating $57.4 million. The Boise Commercial Loan Center completed its first full year of operation on March 31, 2005. Total new commercial/agricultural loan origination for fiscal year 2005 was $181.1 million. The commercial and agricultural loan portfolio increased from $241.5 million at March 31, 2004 to $308.6 million at March 31, 2005, an increase of 27.8%. The residential real estate loan portfolio increased $4.5 million, or 4.0%, from March 31, 2004 to March 31, 2005. Total residential real estate term loan originations were $102.2 million during fiscal year 2005. "FirstBank has added to its loan portfolio all 10-year and 15-year first mortgage loans that it originated this past year," noted Moxley.

                                     (more)

FBNW Fourth Quarter Results
May 27, 2005
Page Two

"Deposit growth was $38.1 million for the year ended March 31, 2005, an increase of 7.9% since last year, and funding from core deposits continues to increase," said Moxley. Core deposits grew from $279.9 million at March 31, 2004 to $301.5 million at March 31, 2005, while certificates of deposit increased from $200.6 million to $217.2 million over the same period. "Core deposits represent 58.1% of our total branch deposits," said Moxley. "Additionally, it is important to note that deposit growth is focused on core demand deposits related primarily to commercial customers," Moxley continued. Other funding sources include Federal Home Loan Bank borrowings, as well as brokered deposit markets.

Allowance for loan loss reserves increased from $6.3 million at March 31, 2004 to $7.3 million at March 31, 2005. Total reserves are now 1.29% of net loans as of March 31, 2005 compared to 1.38% as of March 31, 2004. "Reserves appropriately reflect portfolio loan allocations and the credit risk associated with the current economy," said Conklin.

"Asset quality is good and remains a high priority for FirstBank," continued Conklin. Total non-performing assets at March 31, 2005 were $2.8 million, or 0.35% of total assets, compared with $3.7 million, or 0.50% of total assets, at March 31, 2004. The ratio of loan loss allowances to non-performing assets was 258.1% at March 31, 2005 compared with 172.7% at March 31, 2004. "Workout of non-performing assets and improvement in economies throughout our market area has contributed to this improvement," said Conklin.

Net charge-offs for the year ended March 31, 2005 were $588,000 compared with $358,000 for the year ended March 31, 2004. "We continue to scrutinize our loan portfolio on a regular basis to assure that we maintain credit quality," said Conklin.

FirstBank NW Corp.'s total assets increased 14.4% to $801.1 million on March 31, 2005 compared to $700.2 million on March 31, 2004. Stockholders' equity on March 31, 2005 was $72.3 million compared with $69.3 million on March 31, 2004. Tangible stockholder equity, which excludes goodwill and other intangible assets, was $52.7 million on March 31, 2005 compared with $48.3 million on March 31, 2004. The ratio of tangible equity to tangible assets was 6.7% at March 31, 2005 compared to 7.1% a year earlier. Tangible book value increased to $18.00 per share on March 31, 2005 compared to $16.88 per share last year.

Reported net income for the fourth quarter ended March 31, 2005 was $1.6 million compared to $1.6 million for the same period one year ago. Earnings per share (diluted) for the fourth quarter ended March 31, 2005 was $0.52 per share compared to $0.55 per share for the same period last year. "Earnings growth for the period ending March 31, 2005 was impacted by system and integration expense, reduced Federal Home Loan Bank dividend income, and regulatory and audit expense," said Moxley. Asset growth for the fourth quarter was $31.6 million, or 4.1%, or an annualized rate of 16.4%.

FirstBank NW Corp. is the parent of FirstBank Northwest. Founded in 1920, FirstBank Northwest is based in Clarkston, Washington. FirstBank Northwest operates 20 branch locations in Idaho, eastern Washington and eastern Oregon, in addition to residential loan centers in Lewiston, Coeur d'Alene, Boise and Nampa, Idaho, Spokane, Washington and Baker City, Oregon. Salomon Smith Barney has investment centers in the Coeur d'Alene, Idaho, Clarkston and Liberty Lake, Washington branches, and the Baker City, LaGrande and Ontario, Oregon branches. FirstBank Northwest is known as the local community bank, offering its customers highly personalized service in the many communities it serves.

     Certain matters in this News Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, and achievements may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, interest rates, the real estate market in Washington, Idaho and Oregon, the demand for mortgage loans, competitive conditions between banks and non-bank financial service providers, regulatory changes, costs of implementing additional securities requirements and requirements of the Sarbanes Oxley Act of 2002 and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the fiscal year ended March 31, 2004.

                                 (tables follow)

                                FIRSTBANK NW CORP
FINANCIAL HIGHLIGHTS
(unaudited) (in thousands except share and per share data)

                                                    Three Months Ended                             Fiscal Year Ended
                                                          March 31,                                    March 31,
                                                 ---------------------------                  ---------------------------
                                                     2005           2004                          2005           2004
                                                 ------------   ------------                  ------------   ------------
Interest Income                                  $     10,840   $      9,299                  $     40,631   $     27,415
Interest Expense                                        3,778          3,068                        13,319          9,934
Provision for Loan Losses                                 488            (23)                        1,528            395
                                                 ------------   ------------                  ------------   ------------
Net Interest Income After Provision for
  Loan Losses                                           6,574          6,254                        25,784         17,086
                                                 ------------   ------------                  ------------   ------------
Non-Interest Income
 Gain on Sale of Loans                                    184            532                         1,125          2,188
 Service Fees and Charges                               1,010          1,138                         4,504          3,120
 Commission and Other                                     239             72                           381            208
                                                 ------------   ------------                  ------------   ------------
Total Non-Interest Income                               1,433          1,742                         6,010          5,516
                                                 ------------   ------------                  ------------   ------------
Non-Interest Expenses
 Compensation and Related Expenses                      3,522          3,366                        14,044         10,095
 Occupancy                                                717            788                         2,844          2,077
 Other                                                  1,616          1,592                         6,261          4,590
                                                 ------------   ------------                  ------------   ------------
Total Non-Interest Expense                              5,855          5,746                        23,149         16,762
                                                 ------------   ------------                  ------------   ------------

Income Tax Expense                                        578            646                         2,367          1,482
                                                 ------------   ------------                  ------------   ------------
Net Income                                       $      1,574   $      1,604                  $      6,278   $      4,358
                                                 ============   ============                  ============   ============

Basic Earnings per Share                         $       0.54   $       0.56                  $       2.17   $       2.26
Diluted Earnings per Share                       $       0.52   $       0.55                  $       2.09   $       2.12
Weighted Average Shares Outstanding- Basic          2,920,832      2,863,292                     2,896,307      1,925,804
Weighted Average Shares Outstanding- Diluted        2,997,761      2,933,774                     2,997,630      2,055,635
Actual Shares Issued                                2,998,595      2,940,047                     2,998,595      2,940,047

                                                       March 31, 2005                                March 31, 2004
                                                 ---------------------------                  ---------------------------
Total Assets                                            $    801,122                                 $    700,232
Cash and Cash Equivalents                               $     41,801                                 $     38,397
Loans Receivable, net                                   $    562,101                                 $    459,114
Loans Held for Sale                                     $      3,999                                 $      5,254
Mortgage-Backed Securities                              $     61,904                                 $     77,027
Investment Securities                                   $     48,334                                 $     38,787
Stock in FHLB, at cost                                  $     12,789                                 $     12,506
Deposits                                                $    518,676                                 $    480,548
FHLB Advances & Other Borrowings                        $    185,337                                 $    132,056
Stockholders' Equity                                    $     72,311                                 $     69,332
Tangible Book Value per Share (1)                       $      18.00                                 $      16.88
FASB 115 Adjustment after Taxes                         $        149                                 $      1,268
Tangible Equity/ Total TangibleAssets                           6.74%                                        7.11%
Number of Full-Time Equivalent Employees                         268                                          247

(1) Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the employee stock ownership plan (ESOP) 3/05--70,793 shares and 3/04 -- 79,149 shares.


FINANCIAL STATISTICS
(ratios annualized)
                                                     Three Months Ended                            Fiscal Year Ended
                                                          March 31,                                    March 31,
                                                 ---------------------------                  ---------------------------
                                                     2005           2004                          2005           2004
                                                 ------------   ------------                  ------------   ------------
Return on Average Assets                                 0.80%          0.93%                         0.84%          0.90%
Return on Average Tangible Equity                       11.94%         12.74%                        12.38%         11.17%
Average Tangible Equity/Average Tangible
 Assets                                                  6.88%          7.49%                         7.01%          8.19%
Average Equity/Average Assets                            9.21%         10.04%                         9.54%          9.71%
Average Tangible Equity/Average Loans                    9.65%         11.13%                        10.02%         11.63%
Efficiency Ratio (2)                                    64.22%         67.41%                        65.91%         68.88%
Non-Interest Expenses / Average Assets                   2.98%          3.26%                         3.11%          3.46%
Net Interest Margin (3)                                  4.39%          4.36%                         4.38%          4.28%
Average Interest Earning Assets /
     Average Deposits and Other Borrowed Funds          99.06%        101.42%                        99.89%        102.09%

                                                      Fiscal Year Ended                             Fiscal Year Ended
LOANS                                                  March 31, 2005                                March 31, 2004
                                                 ---------------------------                  ---------------------------
(unaudited) (in thousands except share
and per share data)

LOAN ORIGINATIONS (4):
  Residential loan centers                              $    273,786                                 $    244,456
  Consumer loan centers                                       45,844                                       16,364
  Agricultural loan centers                                   12,149                                        8,048
  Commercial loan centers                                    168,976                                       86,929
                                                        ------------                                 ------------
      Total Loan Origination                            $    500,755                                 $    355,797
                                                        ============                                 ============
LOAN PORTFOLIO ANALYSIS:
Real estate loans:
  Residential                                                117,541                                 $    113,016
  Construction                                                69,148                                       44,536
  Agricultural                                                19,434                                       18,567
  Commercial                                                 173,757                                      122,132
                                                        ------------                                 ------------
     Total real estate loans                                 379,880                                      298,251
                                                        ------------                                 ------------
Consumer and other loans:
  Home equity                                                 37,806                                       24,530
  Agricultural operating                                      22,625                                       24,876
  Commercial                                                  92,780                                       75,878
  Other consumer                                              38,724                                       43,425
                                                        ------------                                 ------------
     Total consumer and other loans                          191,935                                      168,709
                                                        ------------                                 ------------

Loans held for sale-residential real estate                    3,999                                        5,254
                                                        ------------                                 ------------
Total Loans Receivable                                  $    575,814                                 $    472,214
                                                        ============                                 ============

                                                      Fiscal Year Ended                             Fiscal Year Ended
                                                       March 31, 2005                                March 31, 2004
                                                 ---------------------------                  ---------------------------
ALLOWANCE FOR LOAN LOSSES:
Balance at Beginning of Period                          $      6,314                                 $      3,414
Purchased                                               $          0                                 $      2,863
Provision for Loan Losses                                      1,528                                          395
Charge offs (Net of Recoveries)                                 (588)                                        (358)
                                                        ------------                                 ------------
Balance at End of Period                                $      7,254                                 $      6,314
                                                        ============                                 ============
Loan Loss Allowance / Net Loans                                 1.29%                                        1.38%
Loan Loss Allowance / Non-Performing Loans                    661.86%                                      217.72%

(2) Calcuation is non-interest expense divided by non-interest income and tax equivalent net interest income.
(3) Calculation is tax equivalent net interest income divided by total interest-earning assets.
(4)  Loan originations are based upon new production.


NON-PERFORMING ASSETS:
                                                      Fiscal Year Ended                             Fiscal Year Ended
                                                       March 31, 2005                                March 31, 2004
                                                 ---------------------------                  ---------------------------
Accruing Loans - 90 Days Past Due                       $        377                                 $          0
Non-accrual Loans                                                719                                        2,900
                                                        ------------                                 ------------
Total Non-performing Loans                                     1,096                                        2,900
Restructured Loans on Accrual                                  1,094                                          152
Real Estate Owned (REO)                                          603                                          552
Repossessed Assets                                                18                                           52
                                                        ------------                                 ------------
Total Non-performing Assets                             $      2,811                                 $      3,656
                                                        ============                                 ============
Total Non-performing Assets/Total Assets                        0.35%                                        0.50%
Loan and REO Loss Allowance as a % of Non-
 Performing Assets                                            258.06%                                      172.70%

AVERAGE BALANCES, INTEREST AVERAGE YIELDS/COSTS
                                                     Three Months Ended                            Fiscal Year Ended
                                                          March 31,                                    March 31,
                                                 ---------------------------                  ---------------------------
                                                     2005           2004                          2005           2004
                                                 ------------   ------------                  ------------   ------------
Average Interest Earning Assets:
Average Loans receivable:
Average Mortgage Loans receivable                $    119,041   $    111,702                  $    117,016   $     74,416
Average Commercial Loans receivable                   253,610        192,634                       223,158        150,557
Average Construction Loans receivable                  64,232         42,362                        53,857         36,356
Average Consumer Loans receivable                      76,468         69,252                        74,413         43,063
Average Agricultural Loans receivable                  42,692         45,045                        46,240         37,547
Average unearned loan fees and discounts,
  allowance for loan losses, and other                 (9,351)        (8,610)                       (8,631)        (6,350)
                                                 ------------   ------------                  ------------   ------------
Total Average Loans receivable,net                    546,692        452,385                       506,053        335,589
Average Loans Held for Sale                             2,794          5,766                         4,708          7,584
Average Mortgage-backed securities                     63,666         79,542                        68,761         35,869
Average Investment securities                          48,495         38,462                        46,438         24,840
Average Other earning assets                           37,877         46,494                        38,317         36,000
                                                 ------------   ------------                  ------------   ------------
Total Average Interest Earning Assets                 699,524        622,649                       664,277        439,882
Average Non-Interest Earning Assets                    86,869         68,437                        78,981         44,684
                                                 ------------   ------------                  ------------   ------------
Total Average Assets                             $    786,393   $    691,086                  $    743,258   $    484,566
                                                 ============   ============                  ============   ============

Average Interest Bearing Liabilities:
Average Passbook, NOW, and money market
  accounts                                       $    237,394   $    224,630                  $    231,963   $    137,025
Average Certificate of deposits                       206,811        200,091                       200,980        149,626
Average Advances from FHLB and other                  190,337        135,041                       158,235        101,106
                                                 ------------   ------------                  ------------   ------------
Total Average Interest Bearing  Liabilities           634,542        559,762                       591,178        387,757
Average Non-Interest Bearing Deposits                  71,644         54,142                        73,825         43,107
                                                 ------------   ------------                  ------------   ------------
Average Deposits and Other Borrowed Funds             706,186        613,904                       665,003        430,864
Average Non-Interest Bearing Liabilities                7,779          7,797                         7,327          6,638
                                                 ------------   ------------                  ------------   ------------
Total Average Liabilities                             713,965        621,701                       672,330        437,502
Total Average Equity                                   72,428         69,385                        70,928         47,064
                                                 ------------   ------------                  ------------   ------------
Total Average Liabilities and Equity             $    786,393   $    691,086                  $    743,258   $    484,566
                                                 ============   ============                  ============   ============

Total Tangible Average Equity                    $     52,740   $     50,368                  $     50,693   $     39,030
                                                 ============   ============                  ============   ============

Interest Rate Yield on Earning  Assets                   6.55%          6.33%                         6.38%          6.54%
Interest Rate Expense on Deposits and Other
  Borrowed Funds                                         2.14%          2.00%                         2.00%          2.31%
Interest Rate Spread                                     4.41%          4.33%                         4.38%          4.23%
Net Interest Margin                                      4.39%          4.36%                         4.38%          4.28%